Gibraltar Reports Fourth-Quarter 2014 Financial Results

•	Q4 Adjusted EPS of $0.02; Q4 Sales Up 7% Versus Prior Year

•	Generates $33M of Operating Cash Flow in 2014; Contributes to $209M of Liquidity

Buffalo, New York, February 20, 2015 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for residential and industrial markets, today reported its financial results for the three and twelve months ended December 31, 2014. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Fourth-Quarter Consolidated Results
Gibraltar’s net sales for the fourth quarter of 2014 increased 7% to $202.0 million, compared with $188.8 million for the fourth quarter of 2013. Fourth-quarter 2014 adjusted net income was $0.7 million, or $0.02 per diluted share, compared with adjusted net income of $2.4 million, or $0.08 per diluted share, in the fourth quarter of 2013. The adjusted fourth-quarter 2014 results exclude special items with an after-tax net charge totaling $96.4 million, or $3.10 per share, resulting primarily from a non-cash intangible assets impairment. The impairment relates primarily to businesses within the Company’s Industrial and Infrastructure Products segment and reflects reductions in the estimated fair values of these businesses. The adjusted fourth-quarter 2013 results exclude special items with an after-tax net benefit totaling $1.6 million, or $0.05 per diluted share, resulting primarily from the non-cash gain associated with the reversal of the Company's tax valuation allowance. Including these items in the respective periods, the Company’s fourth-quarter 2014 GAAP results were a net loss of $95.7 million, or $3.08 per share, compared with net income of $4.0 million, or $0.13 per diluted share, in the fourth quarter of 2013.
Twelve-month Consolidated Results
For the twelve months ended December 31, 2014, total net sales increased 4% to $862.1 million, from $827.6 million in 2013. Adjusted net income from continuing operations was $14.6 million, or $0.47 per diluted share, compared with $21.4 million, or $0.69 per diluted share, in 2013. The adjusted results for the twelve months of 2014 exclude special items with a non-cash after-tax net charge totaling $96.4 million, or $3.10 per share, resulting primarily from the aforementioned intangible assets impairment. The adjusted results for 2013 exclude after-tax special charges of $27.0 million, or $0.87 per diluted share, primarily for intangible asset impairment and debt refinancing costs. Including these items, GAAP net loss for 2014 was $81.8 million, or $2.63 per share, compared with a net loss of $5.6 million, or $0.18 per share, in 2013.
Management Comments
“Gibraltar closed 2014 with a solid fourth quarter,” said Chief Executive Officer Frank Heard. “Net sales for the fourth quarter exceeded the high end of our guidance, growing 7% year-over-year. For the full year, net sales were up 4% representing growth primarily driven by stronger product demand in our postal storage and roofing-related businesses in the Residential Products segment, partially offset by lower demand in our Industrial and Infrastructure Products segment. Reflecting the impact of our operational initiatives, partially offset by pricing and material cost inflation, adjusted EPS for the fourth quarter came in near the top end of the range at $0.02 per share. For the full year, adjusted EPS matched the high end of our guidance at $0.47 per share.”

“The fourth-quarter 2014 intangible assets impairment charge relates primarily to our Industrial and Infrastructure Products segment,” stated Chief Financial Officer Kenneth Smith. “The segment’s revenues and profit margins have decreased, and future cash flows are expected to be modest in the near term. This reflects, in part, slower economic conditions, excess capacity and increased competition, plus greater and ongoing uncertainty regarding government funding for future U.S. transportation projects.”

“Despite the non-cash charge this quarter, our businesses in the Industrial and Infrastructure Products segment remain very competitive, have strong operational capabilities, and are competing aggressively in the end markets served,” Heard said. “Looking ahead to 2015 and future years, our goals are to achieve stronger financial results, make more efficient use of Gibraltar’s capital, and deliver higher shareholder returns than we did in 2014. To make meaningful progress toward achieving these goals, we will need to be aggressive in three key areas. The first is operational excellence; the second is portfolio management; and the third is to make effective use of acquisitions as a strategic accelerator for the business. Our overarching goal is to achieve best-in-class as it relates to sustainable value creation and shareholder returns over the long term. We look forward to reporting our progress in executing against this goal in 2015, as well as delivering improved financial results.”
Fourth-Quarter Segment Results
Residential Products
Fourth-quarter 2014 net sales in Gibraltar’s Residential Products segment increased 23% to $105.4 million, compared with $85.5 million for the fourth quarter of 2013. Fourth-quarter 2014 adjusted operating margin decreased 190 basis points year over year to 5.0%. Sales growth in this segment reflected strong demand for postal storage products as growth in conversions to centralized delivery continue. The segment’s equivalent adjusted operating margin reflected the benefit of higher volume, offset by price reductions provided in certain product lines and costs to build out manufacturing capacity.
Industrial and Infrastructure Products
Fourth-quarter 2014 net sales in Gibraltar’s Industrial & Infrastructure Products segment decreased 6% to $96.6 million, compared to $103.3 million for the fourth quarter 2013. Fourth-quarter 2014 adjusted operating margin decreased 380 basis points year over year to 2.5%. Sales in the segment reflected lower shipment volumes to both the industrial and transportation infrastructure markets. Industrial demand was slightly lower than prior year as the domestic energy and mining markets declined. Meanwhile, the transportation infrastructure market continues to be impacted by short-term uncertainty in federal funding programs. This segment’s adjusted operating margin reflected lower volume and a less profitable mix compared with the year-earlier quarter due to lower infrastructure shipments. Higher raw material costs also contributed to the reduced margins for the segment.
Business Outlook
Gibraltar’s net sales for full-year 2015 are currently forecasted to be in the range of $870 million to $880 million - with growth expected in residential-related product lines. At this range, and reflecting anticipated profit expansion from cost reduction and other initiatives, adjusted earnings for 2015 are expected to be in the range of $0.55 to $0.65 per diluted share. For the first quarter of 2015, adjusted EPS are expected to be modestly improved compared to the first quarter of 2014.
Fourth-Quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2014. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and low-rise commercial building markets, as well as industrial and transportation infrastructure markets. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the

Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of intangible asset impairments, restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related items, non-cash adjustments to the tax valuation allowance, and note re-financing costs. These adjustments are shown in the non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement
Gibraltar expects to release its financial results for the three month period ending March 31, 2015, on Thursday, May 7, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$201,994	$188,835	$862,087	$827,567
Cost of sales	173,514	153,383	722,042	669,470
Gross profit	28,480	35,452	140,045	158,097
Selling, general, and administrative expense	24,325	29,299	102,492	113,457
Intangible asset impairment	107,970	—	107,970	23,160
(Loss) income from operations	(103,815)	6,153	(70,417)	21,480
Interest expense	3,433	3,811	14,421	22,489
Other expense (income)	84	(36)	(88)	(177)
(Loss) income before taxes	(107,332)	2,378	(84,750)	(832)
(Benefit of) provision for income taxes	(11,624)	(1,631)	(2,958)	4,797
(Loss) income from continuing operations	(95,708)	4,009	(81,792)	(5,629)
Discontinued operations:	—	—
Loss before taxes	—	—	(51)	(7)
Provision for (benefit of) income taxes	1	—	(19)	(3)
Loss from discontinued operations	(1)	—	(32)	(4)
Net (loss) income	$(95,709)	$4,009	$(81,824)	$(5,633)
Net earnings per share – Basic:
(Loss) income from continuing operations	$(3.08)	$0.13	$(2.63)	$(0.18)
Loss from discontinued operations	—	—	—	—
Net (loss) income	$(3.08)	$0.13	$(2.63)	$(0.18)
Weighted average shares outstanding – Basic	31,122	30,972	31,066	30,930
Net earnings per share – Diluted:
(Loss) income from continuing operations	$(3.08)	$0.13	$(2.63)	$(0.18)
Loss from discontinued operations	—	—	—	—
Net (loss) income	$(3.08)	$0.13	$(2.63)	$(0.18)
Weighted average shares outstanding – Diluted	31,122	31,183	31,066	30,930

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$110,610	$97,039
Accounts receivable, net of reserve	101,141	90,082
Inventories	128,743	121,152
Other current assets	19,937	14,127
Total current assets	360,431	322,400
Property, plant, and equipment, net	129,575	131,752
Goodwill	236,044	341,174
Acquired intangibles	82,215	91,777
Other assets	5,895	7,059
	$814,160	$894,162
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$81,246	$69,625
Accrued expenses	52,439	49,879
Current maturities of long-term debt	400	409
Total current liabilities	134,085	119,913
Long-term debt	213,200	213,598
Deferred income taxes	49,772	55,124
Other non-current liabilities	29,874	33,778
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 31,342 and 31,131 shares outstanding at December 31, 2014 and 2013, respectively	313	311
Additional paid-in capital	247,232	243,389
Retained earnings	154,625	236,449
Accumulated other comprehensive loss	(9,551)	(3,585)
Cost of 429 and 395 common shares held in treasury in 2014 and 2013	(5,390)	(4,815)
Total shareholders’ equity	387,229	471,749
	$814,160	$894,162

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2014	2013
Cash Flows from Operating Activities
Net loss	$(81,824)	$(5,633)
Loss from discontinued operations	(32)	(4)
Loss from continuing operations	(81,792)	(5,629)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	25,432	27,050
Intangible asset impairment	107,970	23,160
Loss on early note redemption	—	7,166
Stock compensation expense	3,150	2,564
Non-cash charges to interest expense	1,012	1,006
Benefit of deferred income taxes	(6,640)	(1,237)
Other non-cash adjustments	(1,362)	3,800
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(14,323)	(1,020)
Inventories	(8,599)	(4,971)
Other current assets and other assets	(2,456)	(398)
Accounts payable	11,205	417
Accrued expenses and other non-current liabilities	(1,014)	8,396
Net cash provided by operating activities of continuing operations	32,583	60,304
Net cash used in operating activities of discontinued operations	(41)	(9)
Net cash provided by operating activities	32,542	60,295
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(23,291)	(14,940)
Cash paid for acquisitions, net of cash acquired	—	(5,536)
Proceeds from other investment	277	—
Net proceeds from sale of property and equipment	5,992	12,610
Net cash used in investing activities	(17,022)	(7,866)
Cash Flows from Financing Activities
Long-term debt payments	(407)	(205,094)
Proceeds from long-term debt	—	210,000
Payment of note redemption fees	—	(3,702)
Payment of deferred financing fees	(35)	(3,899)
Purchase of treasury stock at market prices	(575)	(714)
Excess tax benefit from stock compensation	100	72
Net proceeds from issuance of common stock	595	648
Net cash used in financing activities	(322)	(2,689)
Effect of exchange rate changes on cash	(1,627)	(729)
Net increase in cash and cash equivalents	13,571	49,011
Cash and cash equivalents at beginning of year	97,039	48,028
Cash and cash equivalents at end of year	$110,610	$97,039

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Intangible Asset Impairment	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$105,432	—	—	—	$105,432
Industrial & Infrastructure Products	96,819	—	—	—	96,819
Less Inter-Segment Sales	(257)	—	—	—	(257)
	96,562	—	—	—	96,562
Consolidated sales	201,994	—	—	—	201,994

(Loss) income from operations
Residential Products	(10,324)	—	15,435	120	5,231
Industrial & Infrastructure Products	(90,361)	—	92,535	285	2,459
Segment (loss) income	(100,685)	—	107,970	405	7,690
Unallocated corporate expense	(3,130)	(73)	—	—	(3,203)
Consolidated (loss) income from operations	(103,815)	(73)	107,970	405	4,487

Interest expense	3,433	—	—	—	3,433
Other expense	84	—	—	—	84
(Loss) income before income taxes	(107,332)	(73)	107,970	405	970
(Benefit of) provision for income taxes	(11,624)	(26)	11,811	111	272
(Loss) income from continuing operations	$(95,708)	$(47)	$96,159	$294	$698
(Loss) income from continuing operations per share – diluted	$(3.08)	$—	$3.09	$0.01	$0.02

Operating margin
Residential Products	(9.8)%	—%	14.6%	0.1%	5.0%
Industrial & Infrastructure Products	(93.6)%	—%	95.8%	0.3%	2.5%
Segments Margin	(49.8)%	—%	53.5%	0.2%	3.8%
Consolidated	(51.4)%	—%	53.5%	0.2%	2.2%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2013
	As Reported In GAAP Statements	Acquisition Related & Restructuring Costs	Deferred Tax Valuation Allowance	Adjusted Statement of Operations
Net Sales
Residential Products	$85,535	—	—	$85,535
Industrial & Infrastructure Products	103,479	—	—	103,479
Less Inter-Segment Sales	(179)	—	—	(179)
	103,300	—	—	103,300
Consolidated sales	188,835	—	—	188,835

Income from operations
Residential Products	5,040	880	—	5,920
Industrial & Infrastructure Products	6,445	41	—	6,486
Segment Income	11,485	921	—	12,406
Unallocated corporate expense	(5,332)	(230)	—	(5,562)
Consolidated income from operations	6,153	691	—	6,844

Interest expense	3,811	—	—	3,811
Other income	(36)	—	—	(36)
Income before income taxes	2,378	691	—	3,069
(Benefit of) provision for income taxes	(1,631)	260	2,048	677
Income (loss) from continuing operations	$4,009	$431	$(2,048)	$2,392
Income (loss) from continuing operations per share – diluted	$0.13	$0.02	$(0.07)	$0.08

Operating margin
Residential Products	5.9%	1.0%	—%	6.9%
Industrial & Infrastructure Products	6.2%	—%	—%	6.3%
Segments Margin	6.1%	0.5%	—%	6.6%
Consolidated	3.3%	0.4%	—%	3.6%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Intangible Asset Impairment	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$431,915	—	—	—	$431,915
Industrial & Infrastructure Products	431,432	—	—	—	431,432
Less Inter-Segment Sales	(1,260)	—	—	—	(1,260)
	430,172	—	—	—	430,172
Consolidated sales	862,087	—	—	—	862,087

Income (loss) from operations
Residential Products	16,416	206	15,435	752	32,809
Industrial & Infrastructure Products	(74,634)	—	92,535	919	18,820
Segment (loss) income	(58,218)	206	107,970	1,671	51,629
Unallocated corporate expense	(12,199)	(1,594)	—	—	(13,793)
Consolidated (loss) income from operations	(70,417)	(1,388)	107,970	1,671	37,836

Interest expense	14,421	—	—	—	14,421
Other income	(88)	—	—	—	(88)
(Loss) income before income taxes	(84,750)	(1,388)	107,970	1,671	23,503
(Benefit of) provision for income taxes	(2,958)	(510)	11,811	593	8,936
(Loss) income from continuing operations	$(81,792)	$(878)	$96,159	$1,078	$14,567
(Loss) income from continuing operations per share – diluted	$(2.63)	$(0.02)	$3.09	$0.03	$0.47

Operating margin
Residential Products	3.8%	—%	3.6%	0.2%	7.6%
Industrial & Infrastructure Products	(17.3)%	—%	21.5%	0.2%	4.4%
Segments Margin	(6.8)%	—%	12.5%	0.2%	6.0%
Consolidated	(8.2)%	(0.2)%	12.5%	0.2%	4.4%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31, 2013
	As Reported In GAAP Statements	Acquisition Related & Restructuring Costs	Intangible Asset Impairment	Note Refinancing	Deferred Tax Valuation Allowance	Adjusted Statement of Operations
Net Sales
Residential Products	$394,071	—	—	—	—	394,071
Industrial & Infrastructure Products	435,168	—	—	—	—	435,168
Less Inter-Segment Sales	(1,672)	—	—	—	—	(1,672)
	433,496	—	—	—	—	433,496
Consolidated sales	827,567	—	—	—	—	827,567

Income from operations
Residential Products	34,965	3,001	1,000	—	—	38,966
Industrial & Infrastructure Products	7,169	324	22,160	—	—	29,653
Segment Income	42,134	3,325	23,160	—	—	68,619
Unallocated corporate expense	(20,654)	87	—	—	—	(20,567)
Consolidated income from operations	21,480	3,412	23,160	—	—	48,052

Interest expense	22,489	—	—	(7,166)	—	15,323
Other income	(177)	—	—	—	—	(177)
(Loss) income before income taxes	(832)	3,412	23,160	7,166	—	32,906
Provision for income taxes	4,797	1,318	753	2,616	2,048	11,532
(Loss) income from continuing operations	$(5,629)	$2,094	$22,407	$4,550	$(2,048)	$21,374
(Loss) income from continuing operations per share – diluted	$(0.18)	$0.07	$0.72	$0.15	$(0.07)	$0.69

Operating margin
Residential Products	8.9%	0.8%	0.3%	—%	—%	9.9%
Industrial & Infrastructure Products	1.7%	0.1%	5.1%	—%	—%	6.8%
Segments Margin	5.1%	0.4%	2.8%	—%	—%	8.3%
Consolidated	2.6%	0.4%	2.8%	—%	—%	5.8%